Exhibit 3
AMENDED AND RESTATED BYLAWS
OF
WIRELESS RONIN TECHNOLOGIES, INC.
ARTICLE 1
OFFICES, CORPORATE SEAL
Section 1.1 Registered and Other Offices. The registered office of Wireless Ronin Technologies, Inc. (the “Corporation”) in Minnesota shall be that set forth in the Corporation’s Articles of Incorporation (the “Articles of Incorporation”) or in the most recent amendment of the Articles of Incorporation or statement of the Corporation’s Board of Directors (the “Board of Directors” or the “Board”) filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.
Section 1.2 Corporate Seal. If so directed by the Board of Directors by resolution, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board, such additional wording as is permitted by law.
ARTICLE 2
MEETINGS OF SHAREHOLDERS
Section 2.1 Time and Place of Meetings. Regular or special meetings of the Corporation’s shareholders, if any, shall be held on the date and at the time and place fixed by the Corporation’s Chief Executive Officer, its Chairperson of the Board, or its Board, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the Corporation’s principal executive office is located.
Section 2.2 Regular Meetings. At any regular meeting of the Corporation’s shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the Corporation’s shareholders may be transacted at a regular meeting. Regular meetings may be held no more frequently than once per year.
Section 2.3 Advance Notice for Shareholder Proposals. No business may be transacted at a regular meeting of shareholders, other than business properly brought before the meeting. To be properly brought before a regular meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any shareholder of the Corporation (i) who is a shareholder of record both on the date of the giving of the notice required by this Section 2.3 and at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 2.3. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before a regular meeting of the shareholders.

Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of special meeting given by or at the direction of the person calling the special meeting.
Shareholders seeking to nominate persons for election to the Board must comply with Section 3.3. This Section 2.3 shall not be applicable to nominations except as expressly provided in Section 3.3.
In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the regular meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the regular meeting was mailed or public disclosure of the date of the regular meeting was made, whichever first occurs.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
(a) as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons such shareholder proposes that such business be brought before the meeting and any material interest of such shareholder in such business, (ii) a description of all agreements, arrangements, understandings and relationships between or among such shareholder and any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such shareholder and any material interest of such persons or entities in such business, and (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

(b) as to each Proposing Person (as defined below), (i) the name and record address of such Proposing Person, (ii) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iv) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, (v) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such Proposing Person has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation, (vi) any rights to dividends on the shares of capital stock or other securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of capital stock or securities of the Corporation, (vii) any performance-related fees (other than an asset-based fee) to which such Proposing Person is or may be directly or indirectly entitled based on any increase or decrease in the price or value of any shares of capital stock or other securities of the Corporation or Derivative Instruments, if any (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Shareholder Information and Disclosable Interests”), and (viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act.
For the purposes of this Section 2.3, the term “Proposing Person” shall mean (i) the shareholder providing notice of business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business proposed to be brought before the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (iv) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
A shareholder providing notice of business proposed to be brought before a regular meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

No business shall be conducted at a regular meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.3; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.3 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 2.4 Demand by Shareholders. Regular or special meetings may be demanded by a shareholder or shareholders of the Corporation, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively. If a regular meeting of Corporation’s shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three (3) percent or more of the voting power of all shares of the Corporation entitled to vote, may demand a regular meeting of shareholders by written notice of demand given to the Chief Executive Officer or the Chief Financial Officer of the Corporation. A shareholder or shareholders holding ten percent or more of the voting power of all shares of the Corporation entitled to vote may demand a special meeting of shareholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation and containing the purposes of the special meeting. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a special meeting of the Corporation’s shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the Corporation. If the Board fails to cause a special meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the special meeting by giving notice as required by Minnesota Statutes, Section 302A.435, all at the expense of the Corporation. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the Corporation, unless all of the shareholders have waived notice of the meeting in accordance with Minnesota Statutes, Section 302A.435.
Section 2.5 Quorum; Adjourned Meetings. The holders of a majority of the voting power of the shares of the Corporation entitled to vote at a meeting shall constitute a quorum for the transaction of business; said holders may be present at a meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder of the Corporation entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

Section 2.6 Voting. At each meeting of the Corporation’s shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation, each shareholder of the Corporation shall have one vote for each share held.
Section 2.7 Proxies. A shareholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the Corporation or the Corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.
Section 2.8 Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, and the adjourned meeting is held not more than one hundred-twenty (120) days after the date fixed for the original meeting date. Notice of regular meetings of shareholders shall be given at least ten (10), but not more than sixty (60) days before the date of the meeting. Notice of special meetings of the Corporation’s shareholders may be given upon not less than ten (10) nor more than sixty (60) days, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.
Section 2.9 Waiver of Notice. A shareholder of the Corporation may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.10 Organization. The Chief Executive Officer of the Corporation shall preside at each meeting of the Corporation’s shareholders. In the absence of the Chief Executive Officer, the meeting shall be chaired by the Chairperson of the Board of Directors or an officer of the corporation in accordance with the following order: Vice Chairperson, Chairperson of the Executive Committee, President, Executive Vice President, Senior Vice President and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the Corporation’s shareholders present in person or represented by proxy and entitled to vote thereat. The Secretary of the Corporation or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairperson of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.
Section 2.11 Electronic Communications. A conference among shareholders by any means of communication through which the shareholders may simultaneously hear each other during the conference constitutes a regular or special meeting of the shareholders, if notice in accordance with these Bylaws and Minnesota law is given of a conference to every holder of shares entitled to vote as would be required under these Bylaws and under Minnesota law for a meeting, or such notice is waived in accordance with these Bylaws and Minnesota law, and if the number of shares held by the shareholders participating in the conference would be sufficient to constitute a quorum at the meeting. Participating in a conference by that means constitutes presence at a meeting in person or by proxy if all other requirements of Section 302A.449 are met.
Further, a shareholder may participate in a regular or special meeting of the shareholders by any means of communication through which a shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting. Participating in a meeting by that means constitutes presence at the meeting in person or by proxy if all other requirements of Section 302A.449 are met.
Section 2.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Corporation’s shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the required shareholders, unless a different effective time is provided in the written action. If written action is permitted to be taken, and is taken, by less than all shareholders, then all shareholders must be notified of its text and effective time within five (5) days after its effective time.
Section 2.13 Record Date. The Board of Directors may fix (or authorize an officer to fix) a date, not exceeding sixty (60) days preceding the date of any meeting of Corporation’s shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. When a date is so fixed, only shareholders on that date are entitled to notice and permitted to vote at the meeting of shareholders. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 2.14 Regulation of Meetings. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the Corporation’s shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record and their duly authorized and constituted proxies, and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of the Corporation’s shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE 3
DIRECTORS
Section 3.1 General. The business and affairs of the Corporation shall be managed by or shall be under the direction of the Board of Directors.
Section 3.2 Number, Qualifications and Term of Office. The Board of Directors shall consist of seven (7) persons. However, the number of directors to constitute the Board of Directors shall hereafter be determined from time to time by resolution of the Board of Directors. The Board of Directors may fill any vacancies created by an increase in the number of directors. If the number of directors has been increased by the Board of Directors as provided herein, then at the next succeeding meeting of shareholders at which directors are elected, the number of directors to be elected shall be such increased number. Directors need not be shareholders. Directors shall be natural persons. Each of the directors of the Corporation shall hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor shall have been elected, or until he or she shall resign or shall have been removed as hereinafter provided.
Section 3.3 Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors. Shareholders may only nominate persons in accordance with the following procedures in order to be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any regular meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record both on the date of the giving of the notice required by this Section 3.3 and at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 3.3. The foregoing clause (b) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a regular or special meeting.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of a regular meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the regular meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the regular meeting was mailed or public disclosure of the date of the regular meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
(a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) all information with respect to such person that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.3 if such person were a Nominating Person (as defined below), (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (v) a description of all direct and indirect compensation and other material agreements, arrangements and understandings and any other material relationships during the past three years, between or among any Nominating Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (vi) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the United States Securities and Exchange Commission (“SEC”) if such Nominating Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and
(b) as to each Nominating Person, (i) the Shareholder Information and Disclosable Interests (as defined in Section 2.3, except that for purposes of this Section 3.3, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3), and (ii) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
For the purposes of this Section 3.3, the term “Nominating Person” shall mean (i) the shareholder providing notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (iv) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

A shareholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 3.4 Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the Corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Special or regular meetings of the Board of Directors may be called by the chairperson of the Board, the Chief Executive Officer, or the Chief Financial Officer of the Corporation, upon not less than twenty-four (24) hours notice. Any director may call a Board meeting by giving not less than five (5) business days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, telecopy or by personal service. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.
Section 3.5 Electronic Communications: A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by these Bylaws and Minnesota law for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.
A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

Section 3.6 Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, and does not participate thereafter in the meeting.
Section 3.7 Quorum. A majority of the directors currently holding office is a quorum for the transaction of business.
Section 3.8 Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director, or by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the Corporation’s shareholders at the next regular or special meeting of such shareholders.
Section 3.9 Committees. The Board of Directors may by resolution establish committees in the manner provided by law. Unless otherwise required by the SEC or the rules and regulations of any exchange on which the Corporation’s securities are listed, committee members need not be directors of the Corporation. The following committees, which have been established by the Board, shall have the responsibilities set forth in their Board-approved charters, subject to enlargement or restriction of such responsibilities, as the Board of Directors, by resolution, shall determine: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee.
Section 3.10 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the directors, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation’s capital stock. Executive Committee members need not be directors; however, the Executive Committee shall consist of at least three members, including at least two directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall keep written minutes of its proceedings and shall report promptly such proceedings to the Board of Directors.

Section 3.11 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal which the director has consented or objected.
ARTICLE 4
OFFICERS
Section 4.1 Number. The officers of the Corporation shall consist of a Chief Executive Officer and a Chief Financial Officer. The Chief Executive Officer shall preside at all meetings of the Corporation’s shareholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer shall also see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer and Chief Financial Officer shall have such other duties as are prescribed by statute. The Board may elect or appoint any other officers it deems necessary for the operation and management of the Corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. If specific persons have not been elected as President or Secretary of the Corporation, the Chief Executive Officer of the Corporation may execute instruments or documents in those capacities. If a specific person has not been elected to office of Treasurer of the Corporation, the Chief Financial Officer of the Corporation may sign instruments or documents in that capacity.
Section 4.2 Vice President. Each Vice President of the Corporation, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Corporation’s chairperson of the Board or by the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.
Section 4.3 Secretary. The Secretary of the Corporation, if one is elected, shall be secretary of and shall attend all meetings of the Corporation’s shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors, by the Chairperson of the Board, or by the Chief Executive Officer.
Section 4.4 Election and Term of Office. The Board of Directors shall from time to time elect a Chairperson of the Board of Directors, Chief Executive Officer and Chief Financial Officer and any other officers or agents the Board deems necessary. Such officers shall hold office until they are removed or their successors are elected and qualified.

Section 4.5 Delegation of Authority. An officer elected or appointed by the Board may delegate some or all of the duties or powers of his or her office to other persons, provided that such delegation is in writing.
Section 4.6 Compensation of Officers. An officer shall be entitled only to such compensation as shall be established by written contract or agreement duly approved by or on behalf of the Corporation, or established or approved by resolution of the Board of Directors. Absent such written contract, agreement or resolution of the Board of Directors, no officer shall have a cause of action against the Corporation to recover any amount due or alleged to be due as compensation for services in his or her capacity as an officer of the Corporation.
ARTICLE 5
SHARES AND THEIR TRANSFER
Section 5.1 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the Corporation’s stock owned by him or her. The certificates shall be numbered in the order in which they are issued and shall be signed by the Chief Executive Officer and Secretary of the Corporation; provided, however, that when the certificate is signed by a transfer agent or registrar, the signatures of any of such officers upon the certificate may be facsimiles, engraved or printed thereon, if authorized by the Board of Directors. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.
Notwithstanding any other provision in these Bylaws, some or all of any or all classes and series of shares of the Corporation may be uncertificated. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the SEC. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.
Section 5.2 Transfer of Shares. Transfer of shares of the Corporation’s stock on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name or names the shares are registered on the books of the Corporation.
Section 5.3 Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

ARTICLE 6
INDEMNIFICATION
Section 6.1 Indemnification. The Corporation shall indemnify, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the Board of Directors; and (d) employees and former employees of the Corporation. The Corporation shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the Board of Directors. This Section 6.1 is for the sole and exclusive benefit of the persons designated herein and no person, firm or entity shall have any rights under this Section by way of assignment, subrogation or otherwise, and whether voluntarily, involuntarily or by operation of law.
ARTICLE 7
MISCELLANEOUS
Section 7.1 Gender References. All references in these Bylaws to a party in the masculine shall include the feminine and neuter.
Section 7.2 Plurals. All references in the plural shall, where appropriate, include the singular and all references in the singular shall, where appropriate, be deemed to include the plural.
Section 7.3 Appointment of Independent Auditors. The Board of Directors (or any duly authorized committee thereof) may select and designate independent auditors of the Corporation. The Corporation may, from time to time, request that such selection and designation be approved by its shareholders. Such selection or designation and approval shall remain in effect until such time as the Board of Directors (or any duly authorized committee thereof) selects and designates a different firm of auditors or the shareholders approve the selection and designation of a different firm of auditors.

CERTIFICATION
I, Scott N. Ross, do hereby certify that I am the duly elected, qualified or acting Secretary of Wireless Ronin Technologies, Inc., a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the Amended and Restated Bylaws adopted at a meeting of the Board of Directors of said corporation held on October 27, 2011.

/s/ Scott N. Ross
Scott N. Ross, Secretary

14